REID & PRIEST LLP
                                 40 WEST 57TH STREET
                              NEW YORK, NEW YORK  10019




                                             New York, New York
                                             July 8, 1996



          American Eco Corporation
          11011 Jones Road
          Houston, Texas 77070


                    Re:  Registration Statement on Form S-8
                         ----------------------------------

          Gentlemen:

                    We have acted as counsel to American Eco Corporation, an Ontario, Canada corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 2,956,700 shares (the "Shares") of the Registrant's Common Stock, without par value (the "Common Stock"), issued or issuable upon the exercise of options (the "Options") granted or to be granted under the Registrant's Share Option Plan (the "Plan").

                    For purposes of this opinion we have examined the Registration Statement, the Articles of the Registrant, as amended, the By-Laws of the Registrant, the Plan and such documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

                    Based upon the foregoing and subject to the qualifications stated herein we are of the opinion that:

                    1. The Registrant is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada.

          American Eco Corporation
          July 8, 1997
          Page 2


                    2. The Shares included in the Registration Statement issued or to be issued upon the exercise of the Options will be duly authorized and validly issued, and fully paid and non-assessable when the Options shall have been properly exercised and the exercise price shall have been paid for the Shares in accordance with the terms of the Plan.

                    We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render, opinions with respect to any laws other than the laws of the State of New York and the federal laws of the United States. In connection with opinions expressed herein we have relied as to matters of law of the Province of Ontario, Canada upon the opinion letter of Cassels Brock & Blackwell. A copy of such opinion letter is attached hereto and our opinion is subject to the qualifications and limitations set forth in such opinion, which limitations and qualifications are incorporated by reference herein by reference.

                    We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
          Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                              Cassels Brock & Blackwell
                               Scotia Plaza, Suite 2100
                                 40 King Street West
                               Toronto, Canada M5H 3C2


          July 9, 1997.

          Reid & Priest LLP
          40 West 57th Street
          New York, New York  10019


          Dear Sirs:

          RE:  AMERICAN ECO CORPORATION (THE "CORPORATION")
               --------------------------------------------

          We have been requested by the Corporation to furnish our opinion letter to you in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the United States Securities and Exchange Commission (the "SEC") with respect to the registration under the United States Securities Act of 1933, as amended (the "Act"), of 2,956,700 common shares (the "Shares") issuable upon the exercise of options granted pursuant to the Corporation's stock option plan for directors, officers, consultants and employees, as amended (the "Plan").

          In connection with the delivery of this opinion letter, we have made such searches and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, statutes, public records and certificates of public officials and have considered such questions of law as we have considered relevant, necessary or advisable. In our examination, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as photostatic, certified, conformed, notarial or facsimile copies thereof.

          For the purposes of the opinions expressed in paragraph 1 below, we have relied on a Certificate of Status issued by the Ministry of Consumer and Commercial Relations dated July 9, 1997 a copy whereof has been delivered to you contemporaneously herewith. For the purposes of the opinions expressed in paragraph 2 below, we have assumed that the Corporation has received all requisite regulatory approvals in connection with the Plan, including without limitation, the approval of The Toronto Stock Exchange.

          The opinions expressed herein have been furnished at your request and are solely for your benefit and may not be relied upon by any other person (other than the SEC) or furnished to any other person (other than the SEC) without our prior written consent.

          Such opinions are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

          The opinions expressed herein are given as of the date hereof and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

          We are qualified to practice law in the Province of Ontario only. The opinions expressed herein are confined to the laws of the Province of Ontario and the laws of Canada applicable therein. Insofar as the laws of other jurisdictions are relevant, we express no opinion.

          Based upon and relying upon the foregoing, we are of the opinion that:

          1. The Corporation has been duly incorporated under the laws of the Province of Ontario and has not been dissolved.

          2. The Corporation has the corporate power and authority to authorize the Plan and the Corporation has received all necessary corporate approvals in order to authorize the Plan.

          3. The Shares have been validly allotted and reserved for issuance to optionees pursuant to the Plan, as amended and upon issuance pursuant to the exercise of options under the Plan, the same shall be validly issued as fully paid and non-assessable shares.

          We hereby consent to the filing of this opinion with the SEC as an attachment to Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
          Section 7 of the Act or the rules and regulations of the SEC thereunder.

          Yours very truly,

          /s/ Cassels Brock & Blackwell